Exhibit 99.1

Scientific Games Announces Second Quarter 2012 Results

NEW YORK, August 6, 2012 - Scientific Games Corporation (Nasdaq: SGMS) today announced results for the second quarter ended June 30, 2012.

Summary Financial Results

($ in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$229.3	$220.2	$463.9	$416.9
Operating income	9.1	28.9	31.3	43.2
Attributable EBITDA	83.5	90.5	170.2	165.5

Net (loss) / income	(12.6)	7.0	(10.8)	0.1
Net (loss) / income per share	($0.14)	$0.08	($0.12)	$0.00

Total capital expenditures	$28.6	$22.4	$50.4	$44.2
Free cash flow	$32.9	$26.6	$33.0	$53.4

Attributable EBITDA and free cash flow as used herein are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and reconciled to GAAP financial measures in the accompanying tables.

Recent Business Highlights

▪	Scientific Games’ U.S. instant ticket and lottery systems customers’ retail sales increased 10.0% and 3.8%, respectively, in the second quarter of 2012 compared to the prior-year period, based on third-party data
▪	Global Draw’s U.K. total gross win and gross win per terminal per day increased 8.3% and 6.3%, respectively, in the second quarter of 2012 versus the prior-year period
▪	Illinois Lottery instant ticket retail sales increased approximately 27% for the lottery’s fiscal year ended June 30, 2012, which coincides with the first full year of the lottery’s operation under our Northstar private management agreement (“PMA”)
▪	Signed a four-year contract extension with Puerto Rico’s Lotería Electrónica to continue to provide instant tickets and lottery systems and services through June 2016
▪	Signed a three-year contract with the New Hampshire Lottery to remain the primary instant ticket supplier through June 2015
▪	Agreed to assist in the potential procurement of a PMA for the Pennsylvania Lottery, providing a potential extension of the Company’s existing contracts as the exclusive provider of instant tickets and lottery systems and services through August 2017 and December 2018, respectively
▪	Completed three strategic acquisitions in support of Company’s growth initiatives

"We experienced strong retail sales in the U.S. and U.K. during the second quarter, with soft sales levels in Italy and China,” Chairman and Chief Executive Officer A. Lorne Weil commented. "While the quarter’s results reflected the impact of both this mixed performance and our continued efforts to streamline operations, our focus remains on executing on our strategic initiatives for the longer-term benefit of our business. We have made continued progress in a number of key areas and completed three strategic acquisitions supporting our interactive and international expansion efforts. We also see the pipeline of growth opportunities developing at an accelerating rate as more lotteries are evaluating privatization and transactions over the internet.”

Jeffrey S. Lipkin, Senior Vice President and Chief Financial Officer, added, "As we pursue a number of growth opportunities both domestically and internationally, we continue to remain highly focused on strengthening our balance sheet. We generated nearly $33 million in free cash flow during the quarter and our June 30, 2012 balance sheet reflects reduced leverage from year-end levels. Furthermore, we believe that the activity under our share repurchase program demonstrates our Board of Directors’ and management’s confidence in our long-term growth prospects.”

Business Update

Our second quarter results reflected varying levels of strength across our diverse global businesses. U.S. retail sales continued on a positive trend -- our customers’ retail sales of instant tickets rose 10.0% in the quarter and their sales of draw games grew 3.8%. Instant ticket sales continue to be driven by strong performance in larger states, and draw sales have benefited from higher average jackpots.

Additionally, our Properties Plus® offering, which provides internet loyalty and other services to lotteries, is beginning to gain significant traction and appears to be on its way to becoming a meaningful contributor to our results as it has a growing pipeline of opportunities. Properties Plus provides a vehicle for lotteries to move internet audiences from lottery loyalty and rewards programs to playing games online through subscriptions and other product offerings.

Our Gaming business also performed well during the second quarter. Revenue grew 36% driven by the acquisition of Barcrest, and Global Draw’s U.K. total gross win and gross win per terminal per day increased approximately 8.3% and 6.3%, respectively. The ability to increase cash box by over 6% demonstrates our ability to help our Gaming customers drive growth.

Sales in Italy and China remained soft in the second quarter, with the sales trends continuing into the third quarter. In Italy, retail sales of instant tickets declined by approximately 8% in the second quarter, which we believe was due in part to a decline in consumer spending related to difficult economic conditions and tax increases. We also faced challenging year-over-year comparisons as we did in the first quarter related to the unprecedented sales performance in Italy in calendar 2011. The strategy remains to increase the productivity of retailers, maximize the portfolio of products offered and enhance marketing support.

In China, instant ticket retail sales declined 7.5% in the second quarter. We believe this performance continued to reflect the product mix introduced in the first half of the year, which varied from our original plans due to delays in product approvals, along with slower than anticipated expansion of the retailer network. We have a robust release schedule planned and approved for the back half of the year including higher price point tickets, licensed property tickets, and tickets targeted to frequent players. We also have additional bar code readers scheduled for deployment. Our value chain management program with the Hubei Sports Lottery, through which we will provide sales and distribution management services designed to assist the lottery in achieving higher retail sales and lower operating costs, is planned for launch in the third quarter. Other initiatives include a more proactive and customized approach to the sale of instant tickets in each province in China. We will seek to tailor product development, planning and marketing to individual provinces to maximize sales in each region. Lottery sales overall remain robust in China and we are optimistic that as we shift from a national-focused model to a provincial-driven model, combined with our other initiatives, instant ticket sales performance should improve.

Our success with the private management of the Illinois Lottery, where revenue grew by nearly 18% and instant ticket retail sales increased by approximately 27% in Northstar’s first year of operations, has demonstrated the value to lotteries of focusing on revenue growth. We see heightened interest from lotteries for private management agreements and other outsourcing models, as they seek to increase state revenue and reduce budget deficits by outsourcing more responsibility for the lottery value chain to experienced operators such as Scientific Games. We recently agreed to assist in the potential procurement of a PMA for the Pennsylvania Lottery. A number of other states are also actively pursuing some form of privatization. Internationally, several countries have announced plans for lottery privatization, and we expect to see further development activity in these jurisdictions later in the year.

We also see rising levels of interest from our lottery customers in offering products on the internet. Accordingly, we remain focused on developing and delivering new and innovative content that may eventually be sold online.

We recently completed three strategic acquisitions supporting our interactive and international expansion efforts. Shortly after the quarter closed, we acquired the assets of Parspro.com ehf (“Parspro”), a leading supplier of sports betting solutions in Europe. We have seen significantly heightened interest from lotteries in Germany and other parts of Europe, Asia and Latin America to expand into sports betting as the next wave of lottery development to generate an additional source of revenue. We plan to bring Parspro’s offerings to select lottery customers, as we have done successfully with Parspro for the Norsk Tipping national lottery in Norway, where we integrated Parspro’s sports betting system with our venue-based lottery infrastructure to support nearly 4,000 retail points of sale.

During the quarter we acquired SG Provoloto, S. de R.L. de C.V. (“Provoloto”), a company that distributes and develops instant lottery tickets and manages instant lotteries for nearly 30 charities in Mexico and has been a Scientific Games instant ticket customer for many years. While Provoloto has grown to become a leading provider of instant ticket services in Mexico, it shares our view that the instant ticket sector has substantial opportunity for growth. We now have the ability to build on Provoloto’s relationships and distribution system with the addition of our content, licensing and marketing capabilities to make the instant ticket offering more appealing to consumers, retailers and distributors. We believe this is an important opportunity to demonstrate how the best practices we use around the world may be successfully deployed to grow our Latin America business. Additionally, other countries in Latin America and elsewhere have provisions in their gaming regulations for the operation of charity lotteries. The experience we gain with Provoloto may be used to expand the charity lottery operator model beyond Mexico.

Finally, during the quarter we acquired ADS/Technology and Gaming (“ADS”), a leading third-party field-based service and installation specialist in the U.K. that has worked with many of the betting shops, pubs, arcades and bingo clubs there. The addition of ADS expands our Gaming segment’s field service offerings and leverages its cost structure, and we expect customers to also benefit from the additional product offerings.

We expect these acquisitions will provide modest near-term financial benefit and we view them all as playing an important role in our long-term strategy to invest in the products, technology and people that we believe will enhance our ability to generate incremental revenue from our existing assets, and further leverage our participation-based business model.

Second Quarter 2012 Financial Results

Revenue

•	Revenue increase of 4.1% reflects growth in Lottery Systems and Gaming segments, partially offset by a decline in Printed Products

Operating Income

•	Decrease in operating income primarily reflects:
o	$10.1 million increase in depreciation and amortization
o	$3.7 million increase in selling, general and administrative
o	$6.0 million of employee termination and restructuring
•	Increase in depreciation and amortization principally reflects:
o	Accelerated depreciation of $7.3 million related to write-down of certain development costs, obsolete gaming terminals and closing of Australia printing facility
o	$2.4 million of additional depreciation from acquisition of Barcrest
•	Increase in selling, general and administrative primarily due to:
o	$2.4 million increase in accounts receivable reserves
o	$1.3 million of incremental overhead from acquisition of Barcrest
o	$1.4 million in increased acquisition-related due diligence fees
o	$0.8 million in higher stock-based compensation

o	Increases partially offset by a customer claim recorded in the second quarter of 2011
•	Employee termination and restructuring resulted from previously announced reorganizations in the Printed Products and Gaming groups, aggregating $4.5 million and $1.5 million, respectively.

Net Income

•	In addition to the impact of the items mentioned above, the decline in net income reflected:
o	$2.3 million of lower earnings from equity investments
o	$2.0 million decrease in other income principally due to an increase in foreign exchange transaction expense
o	Decline partially offset by $2.2 million decrease in interest expense in large part due to decline in borrowing costs related to variable interest rate debt and expiration of interest rate swap in October 2011, and a $2.3 million decrease in income tax expense

Second Quarter 2012 Operating Results by Segment

($ in millions)

	Revenue		Operating Income
	Three Months Ended June 30,		Three Months Ended June 30,
	2012	2011	2012	2011
Printed Products	$122.7	$132.5	$23.1	$37.8
Lottery Systems	$64.6	$56.8	$10.5	$9.1
Gaming	$42.0	$30.9	$(3.1)	$3.2

Printed Products

Revenue

•	Revenue decrease of 7.4% resulted primarily from $12.2 million decline in U.S. and international revenue from customers who purchase tickets on a price per thousand unit basis due to lower sales to Italy, the timing of orders, certain contract revisions and increased competition where we are not the exclusive instant ticket supplier
•	Revenue from licensed properties business decreased by $8.7 million, largely due to challenging year-over-year comparisons resulting from launch of the Wheel of Fortune® multi-state game in first half of 2011
•	$1.0 million unfavorable foreign exchange impact
•	Revenue decreases partially offset by:
o	$8.8 million increase in revenue from U.S. and international customers who compensate us based on a percentage of retail sales
o	Higher U.S. retail sales levels led by California, Illinois and Florida
o	$2.3 million increase in revenue from Properties Plus offerings

Operating Income

•	Operating income decrease reflected:
o	$6.8 million impact from lower volumes and less profitable mix of revenue
o	$4.6 million increase in depreciation and amortization
o	$4.5 million of employee termination and restructuring related to previously announced closing of Australia printing facility
•	Increase in depreciation and amortization principally reflected:
o	$3.1 million write-down of certain development costs
o	$1.5 million of accelerated depreciation related to closing the Australia printing facility
•	Decrease in operating income partially offset by $1.3 million decrease in selling, general and administrative principally due to a customer claim recorded in second quarter of 2011

Lottery Systems

Revenue

•	Revenue increase of 13.7% reflected higher sales revenue from increased demand for equipment and systems from both U.S. and international customers

•	Service revenue essentially flat compared to the prior-year period as strength in U.S. business driven by higher instant ticket validation revenue was offset by lower revenue in China and other international territories
•	$1.1 million unfavorable foreign exchange impact

Operating Income

•	Increase in operating income primarily reflects $2.4 million benefit from higher revenue

Gaming

Revenue

•	Revenue increase of 35.8% primarily driven by acquisition of Barcrest, which contributed $5.4 million and $4.5 million of service revenue and sales revenue, respectively
•	Results also benefitted from $3.0 million increase in service revenue from licensed betting shop and pub customers in the U.K. due to growth in installed terminal base and gross win per terminal per day, partially offset by impact of loss of William Hill contract
•	$0.8 million of increased service revenue from international jurisdictions
•	Global Draw experienced 6.3% growth in gross win per terminal per day compared to the prior-year period
•	Revenue growth partially offset by:
o	$1.9 million negative impact from exiting Austrian over-the-counter business
o	$0.9 million unfavorable foreign exchange impact

Operating Income

•	Decrease in operating income primarily due to:
o	$5.1 million increase in depreciation and amortization
o	$4.2 million increase in selling, general and administrative
o	$1.5 million of employee termination and restructuring related to previously announced reorganization of Gaming business
•	Increase in depreciation and amortization principally reflects:
o	$2.7 million of accelerated depreciation for obsolete gaming terminals
o	$2.4 million of additional depreciation from acquisition of Barcrest
•	Increase in selling, general and administrative primarily due to:
o	$2.4 million increase in accounts receivable reserves
o	$1.3 million of incremental overhead from acquisition of Barcrest
•	Decrease in operating income partially offset by $4.5 million impact from higher revenue

Liquidity and Capital Resources

•	At June 30, 2012, cash and cash equivalents of $112.4 million and availability under revolving credit facility of $212.3 million
•	Total indebtedness of $1,369.7 million as of June 30, 2012, down from $1,390.7 million at December 31, 2011
•	Free cash flow for second quarter was $32.9 million, compared to $26.6 million in prior-year quarter
•	Received return of capital payments in second quarter of 2012 from equity investment in LNS of $15.1 million and ITL of $0.9 million. In second quarter of 2011, received return of capital payment from LNS of $6.3 million. These amounts are not included in free cash flow metric
•	Received $26.2 million in cash dividends from equity investments in second quarter:
o	LNS - $17.5 million
o	CSG - $6.6 million
o	RCN - $2.1 million
•	During the quarter and through the settlement date of August 3, 2012, Company repurchased 1,335,900 of its common shares in the open market at an aggregate cost of $11.1 million, or an average price of $8.34 per share

Conference Call Details

Scientific Games will host a conference call today at 5:30 pm Eastern Daylight Time to review these results and discuss other topics. To access the call live via a listen-only webcast, please visit www.scientificgames.com and click on the webcast link under the Investor Information section. To access the call by telephone, please dial (866) 783-2139 (U.S. and Canada) or (857) 350-1598 (international) 15 minutes prior to the start of the call. The conference ID is 45168714.

A presentation summarizing the results will also be provided in the Investor Information section on our website prior to the conference call. A replay of the webcast and accompanying presentation will be archived in the Investor Information section on our website.

About Scientific Games

Scientific Games Corporation is a global leader in providing customized, end-to-end gaming solutions to lottery and gaming organizations worldwide. Scientific Games' integrated array of products and services includes instant lottery games, lottery gaming systems, terminals and services, and internet applications, as well as server-based interactive gaming terminals and associated gaming control systems. For more information, please visit our website at www.scientificgames.com.

Company Contact:

Cindi Buckwalter, Investor Relations

(212) 754-2233

Forward-Looking Statements

In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, strategic equity investments and relationships; failure of Northstar to meet the net income targets or otherwise realize the anticipated benefits under its private management agreement with the Illinois Lottery; seasonality; inability to identify and capitalize on trends and changes in the lottery and gaming industries, including the potential expansion of regulated gaming via the internet; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with international operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our periodic reports. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Attributable EBITDA, as used herein, is based on the definition of "consolidated EBITDA" in our credit agreement (summarized below), except that attributable EBITDA as used herein includes our share of the EBITDA of all of our equity investments (whereas "consolidated EBITDA" for purposes of the credit agreement generally includes our share of the EBITDA of our Italian joint venture but only the income of our other equity investments to the extent it has been distributed to us). Attributable EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net income (loss) in a schedule below.

Attributable EBITDA includes adjustments only to the extent contemplated by the definition of “consolidated EBITDA” in our credit agreement (which adjustments are summarized in the paragraph below). Note that the adjustment referred to in clause (9) in the paragraph below was added to the definition of “consolidated EBITDA” as part of the March 11, 2011 amendment to our credit agreement and revised as part of the August 25, 2011 amendment to our credit agreement.

"Consolidated EBITDA" means, for any period, "consolidated net income" as defined in the credit agreement (i.e., generally our consolidated net income (or loss) excluding the income (or deficit) of our equity investments (other than our Italian joint venture) except to the extent that such income has been distributed to us) for such period plus, to the extent deducted in calculating such consolidated net income for such period, the sum of (1) income tax expense, (2) depreciation and amortization expense, (3) interest expense (other than any interest expense of our Italian joint venture in respect of debt for borrowed money of such joint venture if such debt exceeds $25,000,000 in the aggregate), (4) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with debt (see line item captioned “Debt-Related Fees and Charges” in the schedules below), (5) amortization of intangibles (including goodwill) and organization costs (see line item captioned “Amortization of Intangibles” in the schedules below), (6) earn-out payments with respect to certain acquisitions that we have made, such as our acquisition of Global Draw, or any other “permitted acquisitions” (generally, acquisitions of companies that are primarily engaged in the same or related line of business and that become subsidiaries of ours, or acquisitions of all or substantially all of the assets of another company or division or business unit of another company), including any loss or expense with respect to such earn-out payments (see line item captioned “Earn-Outs for Permitted Acquisitions” in the schedules below), (7) extraordinary charges or losses determined in accordance with GAAP, (8) non-cash stock-based compensation expenses, (9) any cash compensation expense incurred but not paid in such period so long as no cash payment in respect thereof is made or required to be made prior to the scheduled maturity of the borrowings under the credit agreement (provided that up to $993,000 of non-cash compensation expense accrued prior to August 25, 2011 may be added back notwithstanding that cash payments may be required to be made in respect thereof prior to the scheduled maturity of the borrowings) (see line item captioned “Deferred Contingent Compensation Expense” in the schedules below), (10) up to $3,000,000 of expenses, charges or losses resulting from certain Peru investments (see line item captioned “Peru Investment Expenses, Charges or Losses” in the schedules below), (11) the non-cash portion of any non-recurring write-offs or write-downs as required in accordance with GAAP (see line item captioned “Non-Recurring Write-Offs under GAAP” in the schedules below), (12) advisory fees and related expenses paid to advisory firms in connection with “permitted acquisitions” (see line item captioned “Acquisition Advisory Fees” in the schedules below), (13) certain specified "permitted add-backs" (i.e., (A) up to $15,000,000 (less the amount of certain permitted pro forma adjustments to “consolidated EBITDA” in connection with material acquisitions) of charges incurred during any 12-month period in connection with (i) reductions in workforce, (ii) contract losses, discontinued operations, shutdown expenses and cost reduction initiatives, (iii) transaction expenses incurred in connection with potential acquisitions and divestitures, whether or not consummated, and (iv) restructuring charges and transaction expenses incurred in connection with certain transactions with Playtech Limited or its affiliates, and (B) reasonable and customary costs incurred in connection with amendments to the credit agreement) (see line item captioned “Specified Permitted Add-Backs” in the schedules below) (provided that the foregoing items (1) through (13) do not include write-offs or write-downs of accounts receivable or inventory and, except with respect to “permitted add-backs”, any write-off or write-down to the extent it is in respect of cash payments to be made in a future period), (14) to the extent treated as an expense in the period paid or incurred, certain payments, costs and obligations made or incurred by us in connection with any award of a concession to operate the instant ticket lottery in Italy, including any up-front fee required under the applicable tender process (see line item captioned “Italian Concession Obligations” in the schedules below), (15) restructuring charges, transaction expenses and shutdown expenses incurred in connection with the disposition of all or part of our racing and venue management businesses, together with any charges incurred in connection with discontinued operations and cost-reduction initiatives associated with such disposition, in an aggregate amount (for all periods combined) not to exceed $7,325,000 (see line item captioned “Racing Disposition Charges and Expenses” in the schedules below) and (16) up to 5,250,000 pounds Sterling during any four-quarter period of expenses or charges incurred in connection with the payment of license royalties or other fees to Playtech Limited or its affiliates and for software services provided to Global Draw or Games Media by Playtech Limited or its affiliates (see line item captioned “Playtech Royalties and Fees” in the schedules below), minus, to the extent included in the statement of such consolidated net income for such period, the sum of (1) interest income, (2) extraordinary income or gains determined in accordance with GAAP and (3) income or gains with respect to earn-out payments with respect to acquisitions referred to above (see line item captioned “Income on Earn-Outs for Permitted Acquisitions” in the schedules below), provided that the aggregate amount of “consolidated EBITDA” that is attributable to the Company’s interest in its Italian joint venture that would not have otherwise been permitted to be included in “consolidated EBITDA” prior to giving effect to the March 11, 2011 amendment to the credit agreement will be capped at $25,000,000 in any period of four consecutive fiscal quarters (or $30,000,000 in the case of any such period ending on or prior to June 30, 2012). “Consolidated EBITDA” is also subject to certain adjustments in connection with material acquisitions and dispositions as provided in the credit agreement. The foregoing definitions of “consolidated net income” and “consolidated EBITDA” are qualified in their entirety by the full text of such definitions in our credit agreement which was amended and restated on August 25, 2011, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2011.

Free cash flow, as included herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures). Free cash flow is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from equity investments, as included herein, represents our share of EBITDA from equity investments, which is defined as equity in earnings from our equity investments (whether or not any such earnings have been distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other. EBITDA from equity investments is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to earnings from equity investments in a schedule below.

The Company’s management uses the foregoing non-GAAP financial measures in conjunction with GAAP financial measures to: monitor and evaluate the performance of the Company’s business operations, as well as the performance of its equity investments, which have become a more significant part of the Company’s business; facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; review and assess the operating performance of the Company’s management team; analyze and evaluate financial and strategic planning decisions regarding future operating investments; and plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. Accordingly, the Company’s management believes that these non-GAAP financial measures are useful to investors to provide them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management.

In addition, the Company’s management believes that attributable EBITDA is helpful in assessing the overall operating performance of the Company and its equity investments and highlighting trends in the Company’s and its equity investments’ core businesses that may not otherwise be apparent when relying solely on GAAP financial measures, because this non-GAAP financial measure eliminates from the Company’s and its equity investments’ earnings financial items that management believes have less bearing on the Company’s and its equity investments’ performance, such as income tax expense, depreciation and amortization expense and interest (income) expense.  Moreover, management believes attributable EBITDA is useful to investors because a significant and increasing amount of the Company’s business is from its equity investments. Management further believes that attributable EBITDA and free cash flow provide useful information regarding the Company’s liquidity and its ability to service debt and fund investments.  Management believes that EBITDA from equity investments is helpful in monitoring the financial performance of the Company’s equity investments and eliminates from the equity investments’ earnings financial items that management believes have less bearing on the equity investments’ performance.

The Company’s management also believes attributable EBITDA is useful to investors because the definition is derived from the definition of “consolidated EBITDA” in our credit agreement, which is used to calculate the Company’s compliance with the financial covenants contained in the credit agreement. Moreover, attributable EBITDA and free cash flow (calculated by subtracting total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures) from attributable EBITDA) are metrics used in determining performance-based bonuses (subject to certain additional adjustments in the discretion of the Compensation Committee (e.g., to take into account changes in applicable accounting rules during the year)).

Accordingly, the Company’s management believes that the presentation of the non-GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with financial information that can be useful in assessing the Company’s financial condition and operating performance.

The non-GAAP financial measures used herein should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP. The non-GAAP financial measures as defined in this press release may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Instant tickets	$119,627	$130,419	$242,951	$244,279
Services	88,635	82,096	178,921	155,843
Sales	21,045	7,733	42,010	16,782
Total revenue	229,307	220,248	463,882	416,904

Operating expenses:
Cost of instant tickets (1)	68,420	72,133	138,383	139,366
Cost of services (1)	45,273	41,460	91,132	80,382
Cost of sales (1)	14,238	5,361	31,165	11,051
Selling, general and administrative	47,171	43,426	93,343	82,980
Employee termination and restructuring	6,046	-	8,921	-
Depreciation and amortization	39,086	29,004	69,604	59,908
Operating income	9,073	28,864	31,334	43,217
Other (income) expense:
Interest expense	24,185	26,409	49,083	52,864
Earnings from equity investments	(6,915)	(9,224)	(15,760)	(18,574)
Other	1,108	(876)	630	(1,870)
	18,378	16,309	33,953	32,420
Income (loss) before income tax expense	(9,305)	12,555	(2,619)	10,797
Income tax expense	3,284	5,536	8,151	10,710
Net income (loss)	$(12,589)	$7,019	$(10,770)	$87

Net income (loss) per share:
Basic net income (loss)	$(0.14)	$0.08	$(0.12)	$0.00
Diluted net income (loss)	$(0.14)	$0.08	$(0.12)	$0.00
Weighted average number of shares:
Basic shares	92,767	92,069	92,625	91,978
Diluted shares	92,767	92,565	92,625	92,518

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(Unaudited, in thousands)

	June 30,	December 31,
	2012	2011
Assets:
Cash and cash equivalents	$112,431	$104,402
Other current assets	293,430	302,711
Property and equipment, net	402,536	426,488
Equity investments	309,418	340,494
Other long-term assets	1,005,535	988,270
Total assets	$2,123,350	$2,162,365

Liabilities and Stockholders' Equity:
Current portion of long-term debt	$14,783	$26,191
Other current liabilities	192,576	211,356
Long-term debt, excluding current portion	1,354,920	1,364,476
Other long-term liabilities	120,018	116,628
Stockholders' equity	441,053	443,714
Total liabilities and stockholders' equity	$2,123,350	$2,162,365

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

(Unaudited, in thousands)

	Three Months Ended June 30, 2012
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$119,627	$-	$-	$-	$119,627
Services	-	51,114	37,521	-	88,635
Sales	3,082	13,506	4,457	-	21,045
Total revenue	122,709	64,620	41,978	-	229,307
Cost of instant tickets (1)	68,420	-	-	-	68,420
Cost of services (1)	-	26,963	18,310	-	45,273
Cost of sales (1)	1,991	8,729	3,518	-	14,238
Selling, general and administrative	10,985	5,623	7,420	17,292	41,320
Stock-based compensation	859	575	458	3,959	5,851
Employee termination and restructuring	4,507	-	1,539	-	6,046
Depreciation and amortization	12,813	12,278	13,845	150	39,086
Operating income (loss)	$23,134	$10,452	$(3,112)	$(21,401)	$9,073

	Three Months Ended June 30, 2011
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$130,419	$-	$-	$-	$130,419
Services	-	51,196	30,900	-	82,096
Sales	2,087	5,634	12	-	7,733
Total revenue	132,506	56,830	30,912	-	220,248
Cost of instant tickets (1)	72,133	-	-	-	72,133
Cost of services (1)	-	26,220	15,240	-	41,460
Cost of sales (1)	1,238	4,123	-	-	5,361
Selling, general and administrative	12,217	5,070	3,245	17,794	38,326
Stock-based compensation	895	454	391	3,360	5,100
Depreciation and amortization	8,208	11,879	8,789	128	29,004
Operating income (loss)	$37,815	$9,084	$3,247	$(21,282)	$28,864

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

(Unaudited, in thousands)

	Six Months Ended June 30, 2012
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$242,951	$-	$-	$-	$242,951
Services	-	104,120	74,801	-	178,921
Sales	5,245	24,977	11,788	-	42,010
Total revenue	248,196	129,097	86,589	-	463,882
Cost of instant tickets (1)	138,383	-	-	-	138,383
Cost of services (1)	-	56,322	34,810	-	91,132
Cost of sales (1)	3,401	16,684	11,080	-	31,165
Selling, general and administrative	21,178	12,133	13,143	35,267	81,721
Stock-based compensation	1,681	1,118	843	7,980	11,622
Employee termination and restructuring	4,507	-	4,414	-	8,921
Depreciation and amortization	20,816	24,076	24,413	299	69,604
Operating income (loss)	$58,230	$18,764	$(2,114)	$(43,546)	$31,334

	Six Months Ended June 30, 2011
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$244,279	$-	$-	$-	$244,279
Services	-	100,412	55,431	-	155,843
Sales	3,857	12,807	118	-	16,782
Total revenue	248,136	113,219	55,549	-	416,904
Cost of instant tickets (1)	139,366	-	-	-	139,366
Cost of services (1)	-	52,188	28,194	-	80,382
Cost of sales (1)	2,244	8,772	35	-	11,051
Selling, general and administrative	21,777	8,943	5,735	36,823	73,278
Stock-based compensation	1,715	853	827	6,307	9,702
Depreciation and amortization	16,568	23,246	19,837	257	59,908
Operating income (loss)	$66,466	$19,217	$921	$(43,387)	$43,217

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ATTRIBUTABLE EBITDA

RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net income (loss)	$(12,589)	$7,019	$(10,770)	$87
Add: Income tax expense	3,284	5,536	8,151	10,710
Add: Depreciation and amortization	39,086	29,004	69,604	59,908
Add: Interest expense	24,185	26,409	49,083	52,864
Add: Other (income) expense	1,108	(876)	630	(1,870)
EBITDA	$55,074	$67,092	$116,698	$121,699

Credit Agreement adjustments:
Add: Debt-Related Fees and Charges (1)	$55	$9	$55	$121
Add: Amortization of Intangibles	-	-	-	-
Add: Earn-outs for Permitted Acquisitions	-	105	-	105
Add: Extraordinary Charges or Losses under GAAP	-	-	-	-
Add: Non-Cash Stock-Based Compensation Expenses	5,851	5,100	11,622	9,702
Add: Deferred Contingent Compensation Expense	-	243	-	993
Add: Non-Recurring Write-Offs under GAAP	-	-	-	-
Add: Acquisition Advisory Fees	671	-	671	-
Add: Specified Permitted Add-Backs (2)	6,758	1,088	9,785	2,792
Add: Italian Concession Obligations	-	-	-	-
Add: Racing Disposition Charges and Expenses	-	43	-	78
Add: Playtech Royalties and Fees	1,928	741	3,530	1,159
Less: Interest Income	(31)	(83)	(60)	(205)
Less: Extraordinary Income or Gains under GAAP	-	-	-	-
Less: Income on Earn-Outs for Permitted Acquisitions	-	-	-	-

Adjustments to conform to Credit Agreement definition:
Add/Less: Other (income) expense (3)	(1,108)	876	(630)	1,870
Less: Earnings from equity investments	(6,915)	(9,224)	(15,760)	(18,574)
Add: EBITDA from equity investments	21,228	24,540	44,333	45,774
Attributable EBITDA	$83,511	$90,530	$170,244	$165,514

EBITDA from equity investments (4):
Earnings from equity investments	$6,915	$9,224	$15,760	$18,574
Add: Income tax expense	2,994	3,292	6,773	6,271
Add: Depreciation and amortization	10,107	9,931	19,692	18,235
Add: Interest expense, net of other	1,212	2,093	2,108	2,694
EBITDA from equity investments	$21,228	$24,540	$44,333	$45,774

(1) Amount reflects write-off of unamortized deferred financing costs in connection with early extinguishment of debt and other debt-related fees and charges.

(2) Amount includes management transition expenses, transaction expenses and restructuring expenses.

(3) Amounts include foreign exchange transactions, interest income, minority interest and other items.

(4) EBITDA from equity investments includes results from the Company's participation in Lotterie Nazionali S.r.l., Roberts Communications Network, LLC, CSG Lottery Technology (Beijing) Co. Ltd., Sportech Plc, Sciplay (through January 23, 2012), Guard Libang and Northstar Lottery Group, LLC (beginning March 1, 2011).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CALCULATION OF FREE CASH FLOW

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net cash provided by operating activities	$61,431	$48,973	$83,356	$97,583

Less: Capital expenditures	(2,353)	(1,955)	(4,311)	(3,613)
Less: Lottery and gaming systems expenditures	(11,963)	(13,403)	(19,356)	(22,191)
Less: Other intangible assets and software expenditures	(14,255)	(7,004)	(26,701)	(18,372)
Total Capital Expenditures	$(28,571)	$(22,362)	$(50,368)	$(44,176)

Free cash flow	$32,860	$26,611	$32,988	$53,407

For the second quarter ended June 30, 2012, the Company received return of capital payments from its equity investments in LNS of $15.1 million and ITL of $0.9 million. For the second quarter ended June 30, 2011, the Company received return of capital payments from its equity investment in LNS of $6.3 million.

For the first quarter ended March 31, 2012, the Company received return of capital payments from its equity investment in ITL of $2.2 million. For the first quarter ended March 31, 2011, the Company received no return of capital payments from its equity investments.

These items were not included in the Company's Free Cash Flow metric.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

KEY PERFORMANCE INDICATORS

(Unaudited, in millions, except terminals and ASP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Italy - Gratta e Vinci (1):
Retail Sales (Euros) (1)	2,433.0	2,639.0	5,053.0	5,371.0

China - China Sports Lottery (1):
Retail Sales (RMB)	5,124.0	5,539.0	9,583.0	9,967.0
Tickets Sold	686.0	792.0	1,291.0	1,446.0
ASP (RMB)	7.47	6.99	7.42	6.89

	As of June 30,
Terminal installed base at end of period:	2012	2011
Global Draw	24,455	25,946
Games Media	2,891	3,618
Barcrest	4,369	N/A

(1) Information provided by third-party lottery operators.